Exhibit 99.5

News Release

For Immediate Release	For Further Information Contact:
October 5, 2004	Arleen Llerandi
Vice President, Investor Relations
(407) 822-2989

Hughes Supply Announces Pricing of 4,300,000 Share Common Stock

Offering and $300 Million Debt Offering

Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

Hughes Supply, Inc. announced today that its offering of common stock, made by means of a prospectus supplement pursuant to the Company’s universal shelf registration statement, has been priced at $30.00 per share. The offering consists of 4,000,000 shares by the Company and 300,000 shares by a trust of which David H. Hughes, Chairman of the Company, is trustee and beneficiary. The Company has also granted to the underwriters a 30-day option to purchase up to an additional 645,000 shares to cover over-allotments. Lehman Brothers is acting as the bookrunner for the offering. Citigroup and Goldman, Sachs & Co. are serving as joint lead managers, and Wachovia Securities is serving as co-manager.

A registration statement relating to these securities was filed with, and has been declared effective by, the Securities and Exchange Commission. A copy of the prospectus and prospectus supplement relating to the offering may be obtained from the Securities and Exchange Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Hughes Supply also announced today details of a private placement of $300 million principal amount of Senior Notes due 2014. The senior notes will carry an annual interest rate of 5.50% and will be issued to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Hughes Supply may redeem the senior notes at any time at a “make-whole” redemption price.

The senior notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Hughes Supply intends to use the net proceeds generated from both offerings (approximately $411 million in the aggregate) for the acquisition of businesses, including the recently announced proposed acquisition of Southwest Power, Inc. and Western States Electric, Inc., the repayment of outstanding borrowings under Hughes Supply’s revolving credit facility, payment of scheduled principal amortization and interest on Hughes Supply’s existing senior notes, capital expenditures, working capital needs, and other general corporate purposes. The offering of common stock and the offering of senior notes are not contingent upon one another.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in a jurisdiction in which such offering would be unlawful.

Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance- related products, with 493 locations in 38 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,100 associates and generates annual revenues of nearly $4 billion. Hughes is a Fortune 500 company and was named the #2 Most Admired Company in America in the Wholesalers: Diversified Industry segment by Fortune Magazine. For additional information on Hughes, you may visit www.hughessupply.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release contain forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. These forward-looking statements include Hughes Supply’s intention to consummate the issuance of the shares of its common stock and the issuance of its senior notes, and the intended use of proceeds. The previously announced proposed acquisition by Hughes Supply, Inc. of Southwest Power, Inc. and Western States Electric, Inc., and the proposed sale of common stock and senior notes, are subject to conditions, and there can be no assurance that Hughes Supply will complete the acquisition or the sale of common stock or senior notes. When used in this press release, the word “intend” and similar words or phrases identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The actual results, performance or achievements of Hughes Supply Inc. could differ significantly from past results, and from future results, performance or achievements expressed or implied in forward-looking statements. Forward-looking statements are subject to risks and uncertainties including, but not limited to, changed market, financial and business conditions, success in integrating acquired businesses, and other factors mentioned in Hughes Supply, Inc.’s SEC filings, including its Forms 10-Q and 10-K reports. Hughes Supply, Inc. does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.